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                                                                Exhibit 10.24
                                 FIRST AMENDMENT

                                       TO

                       THE QUEST DIAGNOSTICS INCORPORATED

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN


         Quest Diagnostics Incorporated (the "Employer") has adopted the following First Amendment to the Quest Diagnostics Incorporated Supplemental Deferred Compensation Plan (the "Plan"), effective as specifically indicated.


                               W I T N E S S E T H

         WHEREAS, Section 8.1 of the Plan permits the Employer to amend the Plan; and

         WHEREAS, the Employer desires to amend the Plan (a) effective with the election to defer Compensation otherwise payable in 2000, to increase the amount that participants can defer under the Plan and to provide that certain participants can defer up to one hundred (100) percent of the bonus that would otherwise be payable in 2000 and up to ninety-five (95) percent of the bonus that would otherwise be payable in 2001 and subsequent years; (b) to prohibit certain participants from directing that Deferral Contributions made on or after January 1, 2000 be treated as though invested in Employer Stock; and (c) to provide that, effective April 1, 2000, contributions will be made as soon as administratively feasible after each payroll period.

         NOW, THEREFORE, the Plan is amended as follows:


                                  FIRST CHANGE

         Effective with the election to defer Compensation otherwise payable in 2000, Section 1.1 shall be amended by adding the following at the end thereof:

         (y) "BONUS" shall mean the Management Incentive Plan Bonus, minus applicable payroll taxes, that is payable (if not deferred pursuant to Section 3.1) each March.

         (z) "SECTION 16 EXECUTIVE" shall mean an Eligible Employee who is designated as such by the Employer.


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         (aa) "SENIOR EXECUTIVE" shall mean an Eligible Employee who is designated as such by the Employer.


                                  SECOND CHANGE

         Effective with the election to defer Compensation otherwise payable in 2000, Section 3.1 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

3.1. DEFERRAL CONTRIBUTIONS.

(a) Each Participant who is not a Senior Executive may elect to execute a salary reduction agreement with the Employer to reduce his Compensation in excess of the Section 401(a)(17) Limit by a specified percentage not exceeding fifty (50) percent, equal to a whole number multiple of one
         (1) percent.

(b) Each Participant who is a Senior Executive may elect to execute a salary reduction agreement with the Employer to (1) reduce that portion of his Compensation (excluding any Bonus deferred pursuant to Section 3.1(b)(2)) in excess of the Section 401(a)(17) Limit by a specified percentage not exceeding fifty (50) percent, equal to a whole number multiple of one (1) percent; and (2) reduce that portion of his Compensation payable in 2000 which constitutes Bonus by a specified percentage up to one hundred (100) percent, equal to a whole number multiple of one (1) percent, and reduce that portion of his Compensation payable in 2001 and subsequent years which constitutes Bonus by a specified percentage up to ninety-five (95) percent, equal to a whole number multiple of one (1) percent.

(c) A salary reduction agreement shall become effective on the first day of the period as set forth in the Participant's election. The election will be effective to defer Compensation relating to all services performed in the Plan Year subsequent to the filing of such an election. Any subsequent election will be effective as of the first day of the following Plan Year and will apply only to Compensation payable with respect to services rendered after such date. Amounts credited to a Participant's Account prior to the effective date of any subsequent election will not be affected. Subject to the claims of the Employer's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to his Deferral Contributions.


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(d)      The Employer shall credit an amount to the Account maintained on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may an election to defer Compensation be adopted retroactively. A Participant may not revoke or change an election to defer Compensation for a Plan Year during that year; provided, however, that a Participant who has made a hardship withdrawal under the Profit Sharing Plan of Quest Diagnostics Incorporated may not defer Compensation under this Plan for a period of 12 months from the date of the withdrawal.


                                  THIRD CHANGE

         Effective January 1, 2000, Section 3.2 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

3.2. EMPLOYER CONTRIBUTIONS.

The Employer shall credit an Employer Contribution to the Account maintained on behalf of each Participant who had Deferral Contributions made on his behalf during a payroll period. Notwithstanding the preceding sentence, no Employer Contribution shall be credited to a Participant who is also a participant in the Quest Diagnostics Transferee Pension Plan. The amount of the Employer Contribution to be credited on behalf of a Participant who is not a Senior Executive shall be equal to 107.5% of the Deferral Contributions made on behalf of the Participant with respect to such payroll period, but taking into account only those Deferral Contributions made at a rate that does not exceed four (4) percent of the Participant's Compensation in excess of the Section 401(a)(17) Limit. The amount of the Employer Contribution to be credited on behalf of a Participant who is a Senior Executive shall be equal to 107.5% of the Deferral Contributions made on behalf of the Participant with respect to such payroll period pursuant to Section 3.1(b)(1), but taking into account only those Deferral Contributions made at a rate that does not exceed four (4) percent of the Participant's Compensation (excluding any Bonus deferred pursuant to Section 3.1(b)(2)) in excess of the Section 401(a)(17) Limit. In addition, with respect to the payroll period in which any portion of a Senior Executive's Bonus is deferred pursuant to Section 3.1(b)(2), an additional Employer Contribution shall be credited on behalf of the Senior Executive in an amount equal to 107.5% of the Deferral Contributions made on behalf of the Participant pursuant to
Section 3.1(b)(2), but taking into account only those Deferral Contributions that do not exceed four (4) percent of the


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Participant's Bonus deferred pursuant to Section 3.1(b)(2). Subject to the claims of the Employer's creditors in the event of the Employer's insolvency, a Participant shall have a nonforfeitable right to Employer Contributions made on his behalf.


                                  FOURTH CHANGE

         Effective April 1, 2000, Section 3.3 shall be deleted in its entirety and the following shall be substituted in lieu thereof:

3.3. TRANSFER OF ASSETS.

The Employer will, as soon as administratively feasible after each payroll period, make a transfer of assets to the Trustee. The Employer shall provide the Trustee with information on the amount to be credited to each Participant's Account.


                                  FIFTH CHANGE

         Effective January 1, 2000, Section 5.2 shall be amended by adding the following at the end thereof:

         Notwithstanding the preceding provisions of this Section 5.2, in no event shall a Section 16 Executive direct that Deferral Contributions made by him on or after January 1, 2000 be treated as though invested in Employer Stock.

         IN ALL OTHER RESPECTS, said Plan is hereby ratified and confirmed.


         IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed by its duly authorized officer on this 10th day of December, 2002.




WITNESS:                                QUEST DIAGNOSTICS INCORPORATED


/s/ Leo C. Farrenkopf, Jr.              By: /s/ Richard L. Bevan          (SEAL)
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